UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2015

NCI, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)	(commission file number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On July 29, 2015, NCI, Inc. (NCI), a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies, announced that Chairman of the board of directors of NCI (the “Board”) and Chief Executive Officer (“CEO”) Charles K. Narang will resign as CEO effective October 1, 2015, and will transition to non-executive Chairman of the Board. On July 30, 2015, the Board appointed Brian J. Clark as CEO, to take effect following Mr. Narang’s resignation.

Mr. Clark, 44, joined NCI in April 2011 as Executive Vice President, Chief Financial Officer and Treasurer, until he was promoted to President effective January 1, 2012. Prior to joining NCI, Mr. Clark served as the Executive Vice President, Chief Financial Officer and Treasurer of Stanley, Inc. (“Stanley”), a publicly-traded provider of information technology services and solutions to U.S. defense, intelligence, and federal civilian government agencies from 2006 until 2010, when Stanley was acquired by CGI Group, Inc. Prior to joining Stanley, he held various executive positions at Titan Corporation from 2001 to 2006, most recently as Vice President and Corporate Controller. Prior thereto he had been Titan’s Vice President of Strategic Transactions where he managed the company’s mergers and acquisitions program, as well as divestitures, equity joint ventures and other strategic transactions. From 1996 to 2001, he held various positions at Arthur Andersen LLP, a public accounting firm, most recently as a Senior Manager. From 1994 to 1996, he held various positions at Deloitte & Touche LLP, a public accounting firm, most recently as a senior staff accountant. Mr. Clark holds a B.S. degree in Accounting from Virginia Polytechnic Institute and State University and is a Certified Public Accountant.

A copy of the July 29, 2015 press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	NCI, Inc. Press Release dated July 29, 2015 announcing executive management changes effective October 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: July 30, 2015	By:	/s/ Lucas J. Narel
Lucas J. Narel
Executive Vice President, Chief Financial Officer, and Treasurer